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                                                                   EXHIBIT 23(a)


                        CONSENT OF INDEPENDENT AUDITORS


              We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Eaton Corporation for the registration of 1,599,988 Common Shares and to the incorporation by reference therein of our report dated January 27, 1995, with respect to the consolidated financial statements of Eaton Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP


Cleveland, Ohio
March 28, 1995